                                                         Exhibit 10.21(a)


                                 FIRST AMENDMENT

                                       TO

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         CEDAR BAYOU FRACTIONATORS, L.P.
                        (A Delaware Limited Partnership)

THIS FIRST AMENDMENT to Limited Partnership Agreement is entered into as of, and is effective, the 23rd day of December 1998 for the purpose of amending that certain "Limited Partnership Agreement of Cedar Bayou Fractionators, L.P. ("CBF") between Dynegy Midstream Services, Limited Partnership (formerly known as Warren Petroleum Company, Limited Partnership) ("Dynegy") and Amoco MB Fractionation Company ("Amoco") effective January 1, 1998 (the "Agreement"). Said Agreement provided for the creation of a limited partnership between the parties, for the purpose of owning certain partnership interests in and to a Delaware limited partnership to own and operate a fractionation facility situated in Mont Belvieu, Texas.

WHEREAS, effective the same date as the above effective date of this Amendment simultaneously with the execution of this First Amendment, Dynegy and Amoco have executed a certain Letter Agreement with Williams Midstream Natural Gas Liquids, Inc. ("Williams") regarding "Option to Acquire interest in Cedar Bayou Fractionators, L.P." wherein Williams was granted an option to acquire a five percent (5%) limited liability interest in CBF. Additionally, Dynegy has granted an additional option to Williams to acquire certain portions of Dynegy's limited partnership interests in CBF (both of said options being referred to as the "Options"); and

WHEREAS, Dynegy and Amoco have agreed that certain amendments to the Agreement would be desirable and are required to accommodate the addition of a third owner in CBF and to reflect other matters for which Dynegy and Amoco have agreed amendments are appropriate.

NOW, THEREFORE, Amoco and Dynegy hereby agree to amend the Agreement in the following manner:

1. GLOBAL CHANGES. To reflect the change of names of the below listed entities, all references to the below terms in the Agreement are amended to the below listed references, each as of the date indicated:

      a) All references to "Warren Petroleum Company, Limited Partnership" and the defined term "Warren" applicable to said entity (when appearing by itself in the Agreement), are amended to be "Dynegy Midstream Services, Limited Partnership" and "Dynegy," respectively, effective June 9, 1998.

      b) All references to "Warren Petroleum G.P., Inc." are amended to be "Dynegy Midstream G.P., Inc." effective June 14, 1998.

2. SECTION 1, PARTNERSHIP FORMATION, SECTION 1.6, TERM, is amended by deleting the reference in the first sentence thereof to "eighty-eight percent (88%)" and substituting therefor "eighty-six and nine hundred twenty-eight thousandths percent (86.928%)."

3. SECTION 2, DEFINED TERMS, is amended by adding the following new definitions and by amending certain existing definitions as indicated below:

      a)  NEW DEFINITIONS:

          "ADDITIONAL LIMITED PARTNER" means a Person other than the Initial Limited Partners who has acquired a Percentage Interest in the Partnership either from all of the Partners or from another Partner in accordance with Section 11 of this Agreement, which Percentage Interest, as well as the other Partners after the transfer, will be reflected in such Additional Limited Partner's Admission Agreement.

          "ADMISSION AGREEMENT" means the agreement between an Additional Limited Partner and the Partnership described in Section 11.5 and referenced in Section 3.11.

      b)  AMENDMENTS TO EXISTING DEFINITIONS:

          In the first line of the definition of "EFFECTIVE DATE," delete the words "first Section" and replace them with "first paragraph."

          "INITIAL LIMITED PARTNERS" are DEVCO, Dynegy and Amoco, as identified in the preamble hereof.

          In the definition of "PERCENTAGE INTERESTS," insert in the third line before the word "Partners'" the words "Initial Limited", delete the last sentence of the definition and replace it with the following: "Any Persons who become Additional Limited Partners hereunder after the Effective Date of this Agreement in compliance with the provisions of this Agreement governing transfers of Partnership interests shall hold such Percentage Interests as are designated in the transfer to them and as described in their Admission Agreement and the Percentage Interests of the Initial Limited Partners or other Partners, as applicable, transferring such interest to such an Additional Limited Partner shall be adjusted accordingly and shall also be described in said Admission Agreement.

4. Section 3.6, INCREASE IN AMOCO INTEREST., Delete the date "December 31, 2002" and replace it with "October 1, 2004."

5.    Add a new Section 3.11 as follows:

      "3.11 ADDITIONAL LIMITED PARTNERS. Each Additional Limited Partner shall make Capital Contributions described in its Admission Agreement. The amount of the Additional Limited Partner's Capital Contribution, the time for making such contributions, and any change in other Limited Partners' Capital Accounts and Percentage Interests that may result, shall be set forth in such Admission Agreement."

6. The following amendments are each agreed to be effective only if and when Williams acquires a limited partnership interest in CBF:

      a) SECTION 8.3, VOTING PROCEDURES, is amended by adding the following sentence at the end thereof:

          "Provided that proper notice is given or duly waived by the Management Committee representatives for all Partners entitled to vote at a meeting, the presence of at least two (2) Management Committee members, representing Partners which collectively hold more than eighty-six and nine hundred twenty-eight thousandths percent (86.928%) of the total Percentage Interests in the Partnership, shall be sufficient to constitute a quorum for the transaction of business."

      b) SECTION 8.4, VOTE REQUIRED, is amended by changing the reference therein to "eighty-eight percent (88%)" to "eighty-six and nine hundred twenty-eight thousandths percent (86.928%).

      c) SECTION 8.6, MATTERS REQUIRING UNANIMOUS APPROVAL, delete the section title and introductory sentence and replace them with the following:

          "MATTERS REQUIRING SUPER-MAJORITY APPROVAL. Approval of the following matters by the Management Committee shall require a vote of members having authority to vote ninety percent (90%) or more of the total Percentage Interests of all Partners entitled to vote:"

      d) SECTION 8.92, REMOVAL OF MANAGING GENERAL PARTNER, is amended by changing the reference therein to "eighty-eight percent (88%)" to "eighty-six and nine hundred twenty-eight thousandths percent (86.928%)."

Except as amended by this First Amendment all other terms and conditions of the Agreement effective January 1, 1998, shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, this First Amendment is entered into and executed as of the date first written above.

DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
as Initial Limited Partner
By: Dynegy Midstream G.P., Inc.,
            its General Partner

/s/  STEPHEN A. FURBACHER
---------------------------------------
Name:  Stephen A. Furbacher
Title: President


AMOCO MB FRACTIONATION COMPANY, as Initial Limited Partner

By:  /s/  A. BOYD ANDERSON
---------------------------------------
Name:  A. Boyd Anderson
Title: President


DOWNSTREAM ENERGY VENTURES CO., L.L.C., as General Partner

By:  /s/  WILLIAM E. PUCKETT
---------------------------------------
William E. Puckett, Vice President